As filed with the Securities and Exchange Commission on June 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MIDLAND STATES BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	37-1233196 (I.R.S. Employer Identification No.)

1201 Network Centre Drive

Effingham, Illinois 62401

(Address of principal executive offices)

Midland States Bancorp, Inc. Omnibus Stock Ownership and Long-Term Incentive Plan

Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan

Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan

Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan, as Amended

(Full title of the plans)

Douglas J. Tucker

Senior Vice President and Corporate Counsel

Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

(Name and address of agent for service)

(217) 342-7321

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share
To be issued under the Omnibus Plan	181,340	$22.58	(2)	$4,094,658	$413
To be issued under the Stock Option Plan	90,240	$7.96	(3)	$718,311	$73
To be issued under the Long-Term Incentive Plan	2,018,343	$22.58	(2)	$45,574,185	$4,590
To be issued under the Employee Stock Purchase Plan	200,000	$22.58	(2)	$4,516,000	$455

(1)         This Registration Statement on Form S-8 covers: (i) 181,340 shares of common stock, par value $0.01 per share (the “Common Stock”), of Midland States Bancorp, Inc. (the “Registrant”) issuable pursuant to the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long-Term Incentive Plan (the “Omnibus Plan”); (ii) 90,240 shares of the Common Stock issuable pursuant to the Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan (the “Stock Option Plan”); (iii) 2,018,343 shares of the Common Stock issuable pursuant to the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan (the “Long-Term Incentive Plan”); (iv) 200,000 shares of the Common Stock issuable pursuant to the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan, as amended (the “Employee Stock Purchase Plan”); and (v) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares that become issuable under the Omnibus Plan, the Stock Option Plan, the Long-Term Incentive Plan and the Employee Stock Purchase Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)         Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on June 3, 2016.

(3)         Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act on the basis of the weighted average exercise price of $14.62 per share for options outstanding under the Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.*

Item 2.                                                         Registrant Information and Employee Plan Annual Information.*

* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I have been or will be delivered to the respective participants in the Midland States Bancorp, Inc. Omnibus Stock Ownership and Long-Term Incentive Plan (the “Incentive Plan”), the Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan (the “Stock Option Plan”), the Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan (the “2010 Incentive Plan”), and the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan, as amended (the “ESPP,” and together with the Incentive Plan, the Stock Option Plan and the 2010 Incentive Plan, the “Plans”), as required by Rule 428(b).  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)         The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the fiscal year ended December 31, 2015, filed with the Commission on May 24, 2016 (File No. 333-210683);

(b)         The Registrant’s Current Report on Form 8-K filed with the Commission on June 6, 2016; and

(c)          The description of the Registrant’s common stock contained in the Registration Statement filed with the Commission on May 16, 2016, pursuant to Section 12 of the Exchange Act on Form 8-A (File No. 001-35272), and all amendments and reports filed by the Registrant for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Under Section 8.75 of the Illinois Business Corporation Act of 1983 (the “IBCA”), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75 of the IBCA also provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The Registrant’s articles of incorporation and bylaws provide that, subject to the limits of applicable federal and state banking laws and regulations, it must indemnify each person who is or was a director or officer of the Registrant and each person who serves or served at the request of the Registrant as a director, officer or partner of another enterprise in accordance with, and to the fullest extent authorized by, the IBCA, as the same now exists or may be amended in the future.

The Registrant also maintains officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

See Exhibit Index.

Item 9.                                                         Undertakings.

(a)                                                       The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                                       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                                        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Effingham, State of Illinois, on June 10, 2016.

MIDLAND STATES BANCORP, INC.

By:	/s/ Leon J. Holschbach
Leon J. Holschbach
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Leon J. Holschbach and Jeffrey G. Ludwig, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 10, 2016.

Signature	Title	Date

/s/ Leon J. Holschbach	Director (Vice Chairman); Chief Executive Officer and President	June 10, 2016
Leon J. Holschbach	(principal executive officer)

/s/ Jeffrey G. Ludwig	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 10, 2016
Jeffrey G. Ludwig

/s/ John M. Schultz	Director (Chairman)	June 10, 2016
John M. Schultz

/s/ Deborah Golden	Director	June 10, 2016
Deborah Golden

/s/ Jerry L. McDaniel	Director	June 10, 2016
Jerry L. McDaniel

/s/ Jeffrey M. McDonnell	Director	June 10, 2016
Jeffrey M. McDonnell

Signature	Title	Date

/s/ Dwight A. Miller	Director	June 10, 2016
Dwight A. Miller

/s/ Richard T. Ramos	Director	June 10, 2016
Richard T. Ramos

/s/ Laurence A. Schiffer	Director	June 10, 2016
Laurence A. Schiffer

/s/ Robert F. Schultz	Director	June 10, 2016
Robert F. Schultz

/s/ Thomas D. Shaw	Director	June 10, 2016
Thomas D. Shaw

/s/ Jeffrey C. Smith	Director	June 10, 2016
Jeffrey C. Smith

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.2	By-laws of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.3

Midland States Bancorp, Inc. Omnibus Stock Ownership and Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.4

Third Amendment and Restatement of Midland States Bancorp, Inc. 1999 Stock Option Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.5

Midland States Bancorp, Inc. Second Amended and Restated 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on May 11, 2016)

4.6

Form of Incentive Stock Option Award Terms under the Midland States Bancorp, Inc. Amended and Restated 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.7

Form of Non-Qualified Stock Option Award Terms under the Midland States Bancorp, Inc. Amended and Restated 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.8

Form of Restricted Stock Unit Award Terms under the Midland States Bancorp, Inc. Amended and Restated 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.9

Form of Restricted Stock Unit Award Terms under the Midland States Bancorp, Inc. Amended and Restated 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2016)

4.10

Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan, as amended (incorporated herein by reference to Exhibit 10.17 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on May 11, 2016)

5.1*	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page hereto)

*	Filed herewith